UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

May 20, 2009 (May 18, 2009)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On May 18, 2009, Penn Virginia Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. and RBC Capital Markets Corporation (the “Underwriters”), to sell an aggregate of 3,500,000 shares of its common stock, $0.01 par value (the “Common Shares”) to the Underwriters (the “Offering”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 525,000 Common Shares solely to cover over-allotments, if any. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1, is incorporated herein by reference and is hereby filed. The description of the Underwriting Agreement in this report is a summary and is qualified in its entirety by the terms of the Underwriting Agreement. The net proceeds from the sale of the Common Shares sold were estimated to be approximately $64.9 million (after deducting underwriting discounts and commissions and estimated expenses).

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-143852), which became effective upon filing by the Company with the Securities and Exchange Commission on June 18, 2007.

Affiliates of the Underwriters are also lenders under the Company’s revolving credit facility. More than 10% of the net proceeds of the Offering will be paid to affiliates of the Underwriters as a result of the repayment of amounts outstanding under the Company’s revolving credit facility.

The Underwriters and their affiliates have provided in the past to the Company and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans.

Item 7.01	Regulation FD Disclosure.

On May 19, 2009, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the above information and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Item
1.1	Underwriting Agreement, dated May 18, 2009, among Penn Virginia Corporation and the underwriters listed therein relating to the Common Shares

5.1	Opinion of Hunton & Williams LLP as to the validity of the Common Shares

23.1	Consent of Hunton & Williams LLP (contained in exhibit 5.1)

99.1	Penn Virginia Corporation press release dated May 19, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2009

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title	Executive Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Item
1.1	Underwriting Agreement, dated May 18, 2009, among Penn Virginia Corporation and the underwriters listed therein relating to the Common Shares

5.1	Opinion of Hunton & Williams LLP as to the validity of the Common Shares

23.1	Consent of Hunton & Williams LLP (contained in exhibit 5.1)

99.1	Penn Virginia Corporation press release dated May 19, 2009

2